Exhibit 4.11

EXECUTION COPY

INTERCREDITOR AND SUBORDINATION AGREEMENT

INTERCREDITOR AND SUBORDINATION AGREEMENT (this "Agreement"), dated as of September 24, 2012, among THIRD EYE CAPITAL CORPORATION, as Administrative Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the "First Lien Agent") for the First Lien Secured Parties (as defined below), THIRD EYE CAPITAL CORPORATION, as Administrative Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the "Second Lien Agent") for the Second Lien Secured Parties (as defined below), THIRD EYE CAPITAL CORPORATION, as Administrative Agent (in such capacity, with its successors and assigns, as more specifically defined below, the "Third Lien Agent") for the Third Lien Secured Parties (as defined below), LIMA ENERGY COMPANY, an Ohio corporation (the "Company"), USA SYNTHETIC FUEL CORPORATION, a Delaware corporation (the "Parent"), CLEANTECH ENERGY COMPANY, a Wyoming corporation ("CEC"), CLEANTECH CORPORATION, a Delaware corporation ("CC"), GLOBAL ENERGY, INC., an Ohio corporation ("GEI"), and HARRY H. GRAVES, a resident of Ohio ("HHG") (the Company, the Parent, CEC, CE, GEI, HHG and any Person that becomes a Credit Party pursuant to Section 10.14 hereof being hereinafter referred to collectively as the "Credit Parties" and individually as a "Credit Party").

R E C I T A L S:

WHEREAS, the Company, the Parent, the First Lien Agent and the First Lien Creditors party thereto have entered into that certain Note Purchase Agreement of even date herewith pursuant to which the First Lien Creditors have agreed to purchase First Lien Notes issued by the Company (as amended, restated, supplemented, modified or refinanced from time to time, the "First Lien Purchase Agreement"); and

WHEREAS, the Company, the Parent, the Second Lien Agent and the Second Lien Creditors have entered into that certain Unit Purchase Agreement of even date herewith pursuant to which the Second Lien Creditors have agreed to purchase Second Lien Notes and warrants issued by the Company (as amended, restated, supplement or otherwise modified in accordance with this Agreement, the "Second Lien Purchase Agreement"); and

WHEREAS, the Company, the Third Lien Agent, and the Third Lien Creditors party thereto have entered into a Royalty Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the " Royalty Agreement"); and

WHEREAS, the Second Lien Obligations and the Third Lien Obligations are to be subordinated to the prior payment in full of the First Lien Obligations pursuant to the terms and conditions of this Agreement; and

WHEREAS, the Third Lien Obligations are to be subordinated to the prior payment in full of the Second Lien Obligations pursuant to the terms and conditions of this Agreement; and

WHEREAS, the Company and the other Credit Parties have granted to the First Lien Agent first priority Liens on the Collateral as security for payment and performance of the First Lien Obligations; and

WHEREAS, the Company and the other Credit Parties have granted to the Second Lien Agent second priority Liens on the Collateral as security for payment and performance of the Second Lien Obligations; and

WHEREAS, the Company has granted to the Third Lien Agent third priority Liens on the Third Lien Collateral as security for the Third Lien Obligations; and

WHEREAS, the First Lien Purchase Agreement and the Second Lien Purchase Agreement provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the collateral securing the First Lien Obligations, the Second Lien Obligations and the Third Lien Obligations; and

WHEREAS, in order to induce the First Lien Secured Parties to consent to the Credit Parties incurring the Second Lien Obligations and the Third Lien Obligations and to induce the First Lien Creditors to purchase First Lien Notes under the First Lien Purchase Agreement, each Junior Lien Agent on behalf of itself and the other Junior Secured Parties, as applicable, has agreed to the debt subordination, lien subordination, intercreditor and other provisions of this Agreement; and

WHEREAS, in order to induce the Second Lien Secured Parties to consent to the Company incurring the Third Lien Obligations, the Third Lien Agent on behalf of itself and the other Third Lien  Secured Parties, has agreed to the debt subordination, lien subordination, intercreditor and other provisions of this Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties hereto hereby agree as follows:

SECTION 1.  Definitions.

1.1.	Defined Terms. The following terms, as used herein, have the following meanings:

"Agents" means the collective reference to the First Lien Agent, the Second Lien Agent and the Third Lien Agent.

"Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

"Collateral" means all assets or property, whether real, personal or mixed, that are both First Lien Collateral and Second Lien Collateral.

"Company" has the meaning set forth in the introductory paragraph hereof.

"Comparable Second Lien Security Document" means, in relation to any Collateral subject to any First Lien Security Document, the Second Lien Security Document that creates a security interest in or lien on the same Collateral, granted by the same Credit Party, as applicable.

"Comparable Third Lien Security Document" means, in relation to any Collateral subject to any First Lien Security Document or Second Lien Security Document, that Third Lien Security Document that creates a security interest in or lien on the same Collateral, granted by the same Credit Party, as applicable.

"Credit Parties" has the meaning specified in the introductory paragraph of this Agreement.

"DIP Financing" has the meaning set forth in Section 6.2.

"Discharge of the First Lien Obligations" shall mean, except to the extent otherwise provided in Section 3.5 and Section 6.5, (a) the indefeasible payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency Proceeding, whether or not such interest would be allowed in such Insolvency Proceeding) and premium, if any, on all indebtedness outstanding under the First Lien Documents and the termination or expiration of all commitments to purchase First Lien Notes under the First Lien Purchase Agreement and (b) the indefeasible payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid.

"Discharge of the Second Lien Obligations" shall mean, except to the extent otherwise provided in Section 3.5 and Section 6.5, (a) (i) the indefeasible payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency Proceeding, whether or not such interest would be allowed in such Insolvency Proceeding) and premium, if any, on all indebtedness outstanding under the Second Lien Documents and the termination or expiration of all commitments to purchase Second Lien Notes under the Second Lien Purchase Agreement and/or (ii) the conversion of the Second Lien Notes into common stock of the Parent,  and (b) the indefeasible payment in full in cash of all other Second Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid or the time of such conversion.

"Disposition" shall mean any sale, lease, exchange, transfer or other disposition. "Dispose" shall have a correlative meaning.

"Distribution" shall mean, with respect to any indebtedness, obligation or security, (a) any payment or distribution by any Person of cash, securities or other property, by payment, set-off or otherwise, on or on account of such indebtedness, obligation or security, and (b) any redemption, purchase or other acquisition of such indebtedness, obligation or security by any Person.  The term "Distribution" includes, without limitation, any Distribution on, on account of, or with respect to the Second Lien Obligations or the Third Lien Obligations.

"Documents" means the collective reference to the First Lien Documents, the Second Lien Documents and the Third Lien Documents.

"Enforcement Action" means, with respect to the First Lien Obligations, the Second Lien Obligations, or the Third Lien Obligations any demand for payment or acceleration thereof, the exercise of any rights and remedies with respect to any Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under, as applicable, the First Lien Documents, the Second Lien Documents, the Third Lien Documents, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code.

"First Lien Agent" has the meaning set forth in the introductory paragraph hereof, but shall also include any Person identified as a "Administrative Agent" in the First Lien Purchase Agreement.

"First Lien Collateral" means all assets, whether now owned or hereafter acquired by the Company or any other Credit Party, in which a Lien is granted or purported to be granted to any First Lien Secured Party as security for any First Lien Obligation.

"First Lien Creditors" means the "Noteholders" as defined in the First Lien Purchase Agreement.

"First Lien Documents" means the First Lien Purchase Agreement, the First Lien Notes, each First Lien Security Document and each First Lien Guarantee.

"First Lien Guarantee" means any guarantee by any Credit Party of any or all of the First Lien Obligations.

"First Lien Notes" means the Notes (as defined in the First Lien Purchase Agreement).

"First Lien Obligations" means all Obligations outstanding under the First Lien Purchase Agreement and the other First Lien Documents, including, without limitation, DIP Financings, and any Refinancings of the First Lien Obligations.  To the extent any payment with respect to the First Lien Obligations (whether by or on behalf of any Credit Party, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.  "First Lien Obligations" shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency Proceeding, accrue) after commencement of an Insolvency Proceeding in accordance with the rate or rates specified in the relevant First Lien Document whether or not the claim for such interest is allowed as a claim in such Insolvency Proceeding.

"First Lien Purchase Agreement" has the meaning set forth in the Recitals hereto.

"First Lien Secured Parties" means the collective reference to the First Lien Agent, the First Lien Creditors and any other holders of the First Lien Obligations.

"First Lien Security Documents" means the "Security Documents" as defined in the First Lien Purchase Agreement, and any other documents that are designated under the First Lien Purchase Agreement as "First Lien Security Documents" for purposes of this Agreement.

"First Priority Lien" means any Lien created by the First Lien Security Documents.

 "Indebtedness" means and includes all obligations that constitute Indebtedness, as defined in the First Lien Purchase Agreement and the Second Lien Purchase Agreement, as applicable.

"Insolvency Proceeding" means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

"Junior Lien Agents" means the collective reference to the Second Lien Agent and the Third Lien Agent.

"Junior Obligations" means the collective reference to the Second Lien Obligations and the Third Lien Obligations.

"Junior Secured Parties" means the collective reference to the Second Lien Secured Parties and the Third Lien Secured Parties.

"Lien" means, with respect to any asset, (a) any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, assignment, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

 "Obligations" means any and all obligations with respect to the payment of (a) any principal of or interest or premium on any indebtedness, including, any reimbursement obligation in respect of any letter of credit, or any other liability, including without limitation, interest accruing after the filing of a petition initiating any proceeding under the Bankruptcy Code, and (b) any fees, indemnification obligations, expense reimbursement obligations or other liabilities payable under the documentation governing any indebtedness (including, without limitation, with respect to retaking, holding, selling or otherwise disposing of or realizing on Collateral).

"Permitted Second Lien Obligation Payments" shall mean regularly scheduled payments of interest on the Second Lien Notes that are due and payable on a non-accelerated basis in accordance with the terms of the Second Lien Notes as in effect on the date hereof or as modified in accordance with the terms of this Agreement, in each case so long as (a) no Default or Event of Default (as such terms are defined in the First Lien Purchase Agreement) exists at the time any such regularly scheduled interest payment is made, and (b) no Default or Event of Default (as such terms are defined in the First Lien Purchase Agreement) would occur if a regularly scheduled interest payment were made under any of the  Second Lien Notes in accordance with the terms thereof.

"Permitted Third Lien Obligation Payments" shall mean regularly scheduled royalty payments under the Royalty Agreement that are due and payable in accordance with the terms of the Royalty Agreement as in effect on the date hereof or as modified in accordance with the terms of this Agreement, in each case so long as (a) no Default or Event of Default (as such terms are defined in the First Lien Purchase Agreement and/or the Second Lien Purchase Agreement) exists at the time any such regularly scheduled royalty payment is made, and (b) no Default or Event of Default (as such terms are defined in the First Lien Purchase Agreement and/or the Second Lien Purchase Agreement) would occur if a royalty payment were made under the Royalty Agreement in accordance with the terms thereof.

"Person" means any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity, party, including any government and any political subdivision, agency or instrumentality thereof.

"Post-Petition Interest" means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in any such Insolvency Proceeding.

"Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, defease, restructure, replace, refund or repay, or to issue other Indebtedness in exchange or replacement for, such Indebtedness, in whole or in part.  "Refinanced" and "Refinancing" shall have correlative meanings.

"Royalty Agreement" has the meaning specified in the Recitals of this Agreement.

"Security Documents" means the First Lien Security Documents, the Second Lien Security Documents and the Third Lien Security Documents.

 "Second Lien Agent" has the meaning set forth in the introductory paragraph hereof, but shall also include any Person identified as a "Administrative Agent" in the Second Lien Purchase Agreement.

 "Second Lien Collateral" means all assets, whether now owned or hereafter acquired by the Company or any other Credit Party, in which a Lien is granted or purported to be granted to any Second Lien Secured Party as security for any Second Lien Obligation.

"Second Lien Creditors" means the "Holders" as defined in the Second Lien Purchase Agreement.

"Second Lien Documents" means the Second Lien Purchase Agreement, each Second Lien Security Document and each Second Lien Guarantee, provided that the term "Second Lien Documents" shall not include the Royalty Agreement or the Third Lien Mortgage.

"Second Lien Guarantee" means any guarantee by any Credit Party of any or all of the Second Lien Obligations.

"Second Lien Notes" means the Notes (as defined in the Second Lien Purchase Agreement).

"Second Lien Obligations" means all Obligations outstanding under the Second Lien Purchase Agreement and the other Second Lien Documents.  To the extent any payment with respect to the Second Lien Obligations (whether by or on behalf of any Credit Party, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.  "Second Lien Obligations" shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency Proceeding, accrue) after commencement of an Insolvency Proceeding in accordance with the rate or rates specified in the relevant Second Lien Document whether or not the claim for such interest is allowed as a claim in such Insolvency Proceeding.

 "Second Lien Purchase Agreement" has the meaning set forth in the Recitals hereto.

 "Second Lien Secured Parties" means the collective reference to the Second Lien Agent, the Second Lien Creditors and any other holders of the Second Lien Obligations.

"Second Lien Security Documents" means the "Security Documents" as defined in the Second Lien Purchase Agreement and any documents that are designated under the Second Lien Purchase Agreement as "Second Lien Security Documents" for purposes of this Agreement.

"Second Priority Lien" means any Lien created by the Second Lien Security Documents.

 "Secured Parties" means the collective reference to the First Lien Secured Parties, the Second Lien Secured Parties and the Third Lien Secured Parties.

"Third Lien Agent" has the meaning set forth in the introductory paragraph hereof, but shall also include any Person identified as the "Payee" in the Royalty Agreement.

"Third Lien Collateral" means all assets, whether now owned or hereafter acquired by the Company or any other Credit Party, in which a Lien is granted or purported to be granted to any Third Lien Secured Party as security for any Third Lien Obligation.

"Third Lien Creditors" means the "Royalty Investors" as defined in the Royalty Agreement.

"Third Lien Documents" means the Royalty Agreement and the Third Lien Security Documents.

"Third Lien Obligations" means all Obligations outstanding under the Royalty Agreement and the other Third Lien Documents.  To the extent any payment with respect to the Third Lien Obligations (whether by or on behalf of any Credit Party, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.  "Third Lien Obligations" shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency Proceeding, accrue) after commencement of an Insolvency Proceeding in accordance with the rate or rates specified in the relevant Third Lien Document whether or not the claim for such interest is allowed as a claim in such Insolvency Proceeding.

"Third Lien Mortgage" has the meaning specified in the Second Lien Purchase Agreement.

"Third Lien Secured Parties" means the Third Lien Agent, the Third Lien Creditors and any other holders of the Third Lien Obligations.

"Third Lien Security Documents" means the Third Lien Mortgage and all security documents that are designated or referred to as third lien security documents, and any other documents that are designated under the Royalty Agreement as "Third Lien Security Documents" for purposes of this Agreement.

"Third Priority Lien" means any Lien created by the Third Lien Security Documents.

 "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

1.2           Amended Agreements.  All references in this Agreement to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, supplemented, restated or otherwise modified from time to time.

SECTION  2.  Subordination of Second Lien Obligations and Third Lien Obligations.

2.1           Subordination.  (a) Each Credit Party covenants and agrees, and the Second Lien Agent covenants and agrees on behalf of itself and the other Second Lien Secured Parties, that the payment of any and all of the Second Lien Obligations shall be subordinate and junior in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior Discharge of the First Lien Obligations. Each holder of First Lien Obligations, whether such First Lien Obligations are now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired such First Lien Obligations in reliance upon this Agreement.

(b)           Each Credit Party covenants and agrees, and the Third Lien Agent covenants and agrees on behalf of itself and the other Third Lien Secured Parties, that the payment of any and all of the Third Lien Obligations shall be subordinate and junior in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior Discharge of the First Lien Obligations and the Prior Discharge of the Second Lien Obligations. Each holder of First Lien Obligations and Second Lien Obligations, whether such  First Lien Obligations or Second Lien Obligations are now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired such Obligations in reliance upon the this Agreement.

2.2.           Liquidation, Dissolution, Bankruptcy. In the event of any Insolvency Proceeding:

(i)           The Discharge of the First Lien Obligations must occur  before any Distribution, whether in cash, securities or other property, shall be made to any Junior Secured Party on account of any Junior Obligations. The Discharge of the Second Lien Obligations must occur before any Distribution, whether in cash, securities or other property, shall be made to any Third Lien Secured Party on account of any Third Lien Obligations.

(ii)           Any Distribution, whether in cash, securities or other property that would otherwise, but for the terms hereof, be payable or deliverable in respect of the Second Lien Obligations or the Third Lien Obligations shall be paid or delivered directly (a) to the First Lien Agent (to be held and/or applied by the First Lien Agent in accordance with the terms of the First Lien Documents) until Discharge of the First Lien Obligations shall have occurred, (b) after the Discharge of the First Lien Obligations shall have occurred and before the Discharge of the Second Lien Obligations shall have occurred, to the Second Lien Agent (to be held and/or applied by the Second Lien Agent in accordance with the Second Lien Documents) and (c) if the Discharge of the First Lien Obligations and the  Discharge of the Second Lien Obligations shall have occurred, to the Third Lien Agent (to be held and/or applied by the Third Lien Agent in accordance with the terms of the Third Lien Documents). Each Junior Lien Agent, on behalf of itself and the other Junior Secured Parties, as applicable, irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to (a) the First Lien Agent, (b) after the Discharge of the First Lien Obligations and before the Discharge of the Second Lien Obligations, to the Second Lien Agent, and (c) upon Discharge of the First Lien Obligations and the Discharge of the Second Lien Obligations, to the Third Lien Agent.  The Second Lien Agent, on behalf of itself and the other Second Lien Secured Parties, also irrevocably authorizes and empowers the First Lien Agent, in the name of the Second Lien Secured Parties or any of them, to demand, sue for, collect and receive any and all such Distributions. The Third Lien Agent, on behalf of itself and the other Third Lien Secured Parties, also irrevocably authorizes and empowers the First Lien Agent and the Second Lien Agent, in the name of the First Lien Secured Parties and Second Lien Secured Parties or any of them, as applicable, to demand, sue for, collect and receive any and all such Distributions.

(iii)           The Second Lien Agent agrees, on behalf of itself and the other Second Lien Secured Parties, that none of the Second Lien Secured Parties will initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the First Lien Obligations, any First Lien Document, or any Liens securing the First Lien Obligations. The Third Lien Agent agrees, on behalf of itself and the other Third Lien Secured Parties, that none of the Third Lien Secured Parties will initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of (a) the First Lien Obligations, any First Lien Document, or any Liens securing the First Lien Obligations, or (b) the Second Lien Obligations, any Second Lien Document, or any Liens securing the Second Lien Obligations.

(iv)           Each Junior Agent agrees, on behalf of itself and the other Junior Secured Parties, as applicable, that the Junior Secured Parties will execute, verify, deliver and file any proofs of claim in respect of the Junior Obligations requested by the First Lien Agent in connection with any Insolvency Proceeding.  Each Junior Agent, on behalf of itself and each of the other Junior Secured Parties, hereby irrevocably authorizes, empowers and appoints the First Lien Agent as  its or their agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of any Junior Secured Party promptly to do so prior to 30 days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any Insolvency Proceeding upon the failure of any Junior Secured Party to do so prior to 15 days before the expiration of the time to vote any such claim; provided, however, that the First Lien Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that the First Lien Agent votes any claim in accordance with the authority granted hereby, none of the Junior Secured Parties shall be entitled to change or withdraw such vote.

(v)           The Third Lien Agent agrees, on behalf of itself and the other Third Lien Secured Parties, that the Third Lien Secured Parties will execute, verify, deliver and file any proofs of claim in respect of the Third Lien Obligations requested by the First Lien Agent (or the Second Lien Agent after the Discharge of the First Lien Obligations and before the Discharge of the Second Lien Obligations) in connection with any Insolvency Proceeding.  The Third Lien Agent, on behalf of itself and each of the other Third Lien Secured Parties, hereby irrevocably authorizes, empowers and appoints the Second Lien Agent as  its or their agent and attorney-in-fact, after the occurrence of Discharge of the First Lien Obligations and before the Discharge of the Second Lien Obligations, to (i) execute, verify, deliver and file such proofs of claim upon the failure of any Third Lien Secured Party promptly to do so prior to 30 days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any Insolvency Proceeding upon the failure of any Third Lien Secured Party to do so prior to 15 days before the expiration of the time to vote any such claim; provided, however, that the Second Lien Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that the Second Lien Agent votes any claim in accordance with the authority granted hereby, none of the Third Lien Secured Parties shall be entitled to change or withdraw such vote.

(vi)           The First Lien Obligations shall continue to be treated as First Lien Obligations, the Second Lien Obligations shall continue to be treated as Second Lien Obligations, and the Third Lien Obligations shall continue to be treated as Third Lien Obligations and the provisions of this Agreement shall continue to govern the relative rights and priorities of the First Lien  Secured Parties, the Second Lien Secured Parties and the Third Lien Secured Parties even if all or part of the First Lien Obligations, the First Priority Liens, the Second Lien Obligations, or the Second Priority Liens, are subordinated, set aside, avoided, invalidated or disallowed in connection with any Insolvency Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the First Lien Obligations or Second Lien Obligations is rescinded or must otherwise be returned by any holder of First Lien Obligations or Second Lien Obligations or any representative of such holder.

2.3.           Payment Restrictions.  (a)  Notwithstanding the terms of the Second Lien Documents, the Credit Parties hereby agree that they will not make, and the Second Lien Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that the Second Lien Secured Parties will not take, accept or receive, any Distribution with respect to the Second Lien Obligations until the Discharge of the First Lien Obligations shall have occurred, other than Permitted Second Lien Obligation Payments (subject, however, to the terms of Section 2.2 of this Agreement).

(b)           Notwithstanding the terms of the Third Lien Documents, the Credit Parties hereby agree that they will not make, and the Third Lien Agent, on behalf of itself and the other Third Lien Secured Parties, agrees that the Third Lien Secured Parties will not take, accept or receive, any Distribution with respect to the Third Lien Obligations until the Discharge of the First Lien Obligations and Discharge of the Second Lien Obligations shall have occurred, other than Permitted Third Lien Obligation Payments (subject, however, to the terms of Section 2.2 of this Agreement).

2.4.           Standstill Provisions.  (a)  Until the Discharge of the First Lien Obligations has occurred, the Second Lien Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that the Second Lien Secured Parties shall not, without the prior written consent of First Lien Agent, take any Enforcement Action with respect to the any of the Second Lien Obligations or any of the Collateral.  The Second Lien Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that any proceeds of any Enforcement Action or any Distributions obtained, received or acquired by any Second Lien Secured Party in violation of this Agreement shall be held in trust by such Second Lien Secured Party for the benefit of the First Lien Agent and the other First Lien Secured Parties and promptly paid or delivered to the First Lien Agent for the benefit of First Lien Secured Parties in the exact form received with any necessary endorsements until the Discharge of the First Lien Obligations shall have occurred.

(b)           Until the Discharge of the First Lien Obligations and the Discharge of the Second Lien Obligations have occurred, the Third Lien Agent, on behalf of itself and the other Third Lien Secured Parties, agrees that the Third Lien Secured Parties shall not, without the prior written consent of First Lien Agent and the Second Lien Agent, take any Enforcement Action with respect to the any of the Third Lien Obligations or any of the Collateral.  The Third Lien Agent, on behalf of itself and the other Third Lien Secured Parties, agrees that any proceeds of any Enforcement Action or any Distributions obtained, received or acquired by any Third Lien Secured Party in violation of this Agreement shall be held in trust by such Third Lien Secured Party for the benefit of the First Lien Agent and the other First Lien Secured Parties and the Second Lien Agent and the other Second Lien Secured Parties and promptly paid or delivered (a) to the First Lien Agent for the benefit of First Lien Secured Parties in the exact form received with any necessary endorsements until the Discharge of the Second Lien Obligations shall have occurred, and (b) after the Discharge of the First Lien Obligations has occurred and before the Discharge of the Second Lien Obligations has occurred, to the Second Lien Agent for the benefit of the Second Lien Secured Parties in the exact form received with any necessary endorsements.

2.5.           Incorrect Payments.  (a)  If any Distribution on account of the Second Lien Obligations not permitted to be made by the Credit Parties or to be taken, accepted or received by any Second Lien Secured Party under this Agreement is made and received by any Second Lien Secured Party, the Second Lien Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that such Distribution shall not be commingled with any of the assets of such Second Lien Secured Party, shall be held in trust by such Second Lien Secured Party for the benefit of the First Lien Agent and the other First Lien Secured Parties and shall be promptly paid over to the First Lien Agent for application (in accordance with the First Lien Documents) to the payment of the First Lien Obligations then remaining unpaid, until Discharge of the First Lien Obligations shall have occurred.

(b)           If any Distribution on account of the Third Lien Obligations not permitted to be made by the Credit Parties or to be taken, accepted or received by any Third Lien Secured Party under this Agreement is made and received by any Third Lien Secured Party, the Third Lien Agent, on behalf of itself and the other Third Lien Secured Parties, agrees that such Distribution shall not be commingled with any of the assets of such Third Lien Secured Party, shall be held in trust by such Third Lien Secured Party for the benefit of the First Lien Agent and the other First Lien Secured Parties and the Second Lien Agent and the Second Lien Secured Parties and shall be promptly paid over (i) to the First Lien Agent for application (in accordance with the First Lien Documents) to the payment of the First Lien Obligations then remaining unpaid, until Discharge of the First Lien Obligations shall have occurred, and (ii) if the Discharge of the First Lien Obligations shall have occurred, to the Second Lien Agent for application (in accordance with the Second Lien Documents) to the payment of the Second Lien Obligations then remaining unpaid, until Discharge of the Second Lien Obligations shall have occurred

2.6.           Sale, Transfer or other Disposition of Second Lien Obligations.  (a)  The Second Lien Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that none of the Second Lien Secured Parties shall sell, assign, pledge, grant a Lien on, Dispose of or otherwise transfer all or any portion of the Second Lien Obligations or any Second Lien Document, unless (i) the First Lien Agent is notified in writing prior to such transfer, (ii) any such transfer is made expressly subject to this Agreement and (iii) any such transferee executes any joinder documentation requested by the First Lien Agent whereby such transferee confirms that it is bound by all of the terms and conditions of this Agreement in respect of the Second Lien Obligations.

(b)           The Third Lien Agent, on behalf of itself and the other Third Lien Secured Parties, agrees that none of the Third Lien Secured Parties shall sell, assign, pledge, grant a Lien on, Dispose of or otherwise transfer all or any portion of the Third Lien Obligations or any Third Lien Document, unless (i) the First Lien Agent and the Second Lien Agent are notified in writing prior to such transfer, (ii) any such transfer is made expressly subject to this Agreement and (iii) any such transferee executes any joinder documentation requested by the First Lien Agent or the Second Lien Agent whereby such transferee confirms that it is bound by all of the terms and conditions of this Agreement in respect of the Third Lien Obligations.

2.7.           Legends.  Each Second Lien Secured Party agrees that each Second Lien Document, and each Third Lien Secured Party agrees that each Third Lien Document, shall include the following language (or language to similar effect approved by the First Lien Agent):

"This agreement and the rights and obligations evidenced hereby are subject to the terms and conditions of that certain Intercreditor Agreement and Subordination Agreement (the "Intercreditor Agreement") dated as of September 24, 2012, by and among Lima Energy Company, an Ohio corporation (the "Company"), the other Credit Parties party thereto, Third Eye Capital Corporation, as First Lien Agent (as defined therein), Third Eye Capital Corporation, as Second Lien Agent (as defined therein), and Third Eye Capital Corporation, as Third Lien Agent (as defined therein).  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall control."

Section 3.  Lien Priorities.

3.1           Subordination of Liens.  (a)   Notwithstanding the date, manner or order of grant, attachment or perfection of any First Priority Lien, any Second Priority Lien or any Third Priority Lien, and notwithstanding any provision of the UCC or any other applicable law or the provisions of any Security Document or any other Document or any other circumstance whatsoever, (a) each of the Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties, and the Third Lien Agent, for itself and on behalf of the other Third Lien Secured Parties, hereby agrees, as applicable, that, so long as the Discharge of the First Lien Obligations has not occurred, (i) any First Priority Lien now or hereafter held by or for the benefit of any First Lien Secured Party, shall be senior in right, priority, operation, effect and all other respects to any and all Second Priority Liens and Third Priority Liens, and (ii) any Second Priority Lien now or hereafter held by or for the benefit of any Second Lien Secured Party, or any Third Priority Lien now or hereafter held by or for the benefit of any Third Lien Secured Party shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all First Priority Liens and (b) the Third Lien Agent, for itself and on behalf of the other Third Lien Secured Parties, hereby agrees that, so long as the Discharge of the Second Lien Obligations has not occurred, (i) any Second Priority Lien now or hereafter held by or for the benefit of any Second Lien Secured Party shall be senior in right, priority, operation, effect and all other respects to any and all Third Priority Liens, and (ii) any Third Priority Lien now or hereafter held by or for the benefit of any Third Lien Secured Party shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all First Priority Liens and Second Priority Liens. So long as the Discharge of the First Lien Obligations has not occurred, the First Priority Liens shall be and remain senior in right, priority, operation, effect and all other respects to any Second Priority Liens or Third Priority Liens for all purposes, whether or not any First Priority Liens are subordinated in any respect to any other Lien securing any other obligation of Parent, Company, any other Credit Party or any other Person. So long as the Discharge of the Second Lien Obligations has not occurred, the Second Priority Liens shall be and remain senior in right, priority, operation, effect and all other respects to any Third Priority Liens for all purposes, whether or not any Second Priority Liens are subordinated in any respect to any other Lien securing any other obligation of Parent, Company, any other Credit Party or any other Person.

(b)  No First Lien Secured Party, Second Lien Secured Party or Third Lien Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any Lien on the Collateral granted to the other that is not prohibited by the Documents.  Notwithstanding any failure by any First Lien Secured Party, Second Lien Secured Party or Third Lien Secured Party to perfect its Liens on the Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the Liens on the Collateral granted to the First Lien Secured Parties, the Second Lien Secured Parties or the Third Lien Secured Parties, the priority and rights as among the First Lien Secured Parties, the Second Lien Secured Parties and the Third Lien Secured Parties with respect to the Collateral shall be as set forth herein.

3.2           Nature of First Lien Obligations.  (a)   Each Junior Lien Agent, on behalf of itself and the other Junior Secured Parties, acknowledges and agrees that the First Lien Obligations may be amended, restated, supplemented, increased, modified, or extended from time to time, and that the aggregate amount of the First Lien Obligations may be increased, replaced or Refinanced, in each event, without notice to or consent by the Junior Secured Parties and without affecting the provisions hereof. The Third Lien Agent, on behalf of itself and the other Third Lien Secured Parties, acknowledges and agrees that the Second Lien Obligations may be amended, restated, supplemented, increased, modified, or extended from time to time, and that the aggregate amount of the Second Lien Obligations may be increased, replaced or Refinanced, in each event, without notice to or consent by the Third Lien Secured Parties and without affecting the provisions hereof. The Lien priorities provided in Section 3.1 shall not be altered or otherwise affected by any such amendment, restatement, supplement, increase, modification, supplement, extension, replacement, restatement or Refinancing of the First Lien Obligations or the Second Lien Obligations, or any portion thereof.

(b)           Prior to the Discharge of the First Lien Obligations, without the prior written consent of the First Lien Agent, no Second Lien Document may be amended, supplemented or otherwise modified, or entered into, to the extent such amendment, supplement,  modification, or the terms of such new Second Lien Document, would (i) contravene or modify any of the provisions of this Agreement, (ii) increase the cash portion of interest payable under the Second Lien Documents, (iii) accelerate or change to earlier dates any scheduled dates for payment, prepayment or redemption of principal or of interest on Indebtedness under the Second Lien Documents, (iv) otherwise change the redemption, prepayment or defeasance provisions set forth in the Second Lien Documents in a manner adverse to the First Lien Secured Parties, (v) add to the Second Lien Collateral other than as specifically provided by this Agreement, (vi) amend, modify or supplement any of the representations, warranties, covenants or events of default under the Second Lien Documents, or (vii) otherwise materially increase the obligations of the Credit Parties under the Second Lien Documents or confer additional rights on the Second Lien Secured Parties in a manner adverse to the First Lien Secured Parties.  The Second Lien Obligations may not be Refinanced without the prior written consent of the First Lien Agent.

(c)           Prior to the Discharge of the First Lien Obligations, no Third Lien Document may be amended, supplemented, or otherwise modified without the prior written consent of the First Lien Agent.

(d)           After the Discharge of the First Lien Obligations and prior to the Discharge of the Second Lien Obligations, no Third Lien Document may be amended, supplemented, or otherwise modified without the prior written consent of the Second Lien Agent.

3.3           Agreements Regarding Actions to Perfect Liens.  (a)  The Second Lien Agent on behalf of itself and the other Second Lien Secured Parties agrees that UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of the Second Lien Agent shall be in form satisfactory to the First Lien Agent.  The Third Lien Agent on behalf of itself and the other Third Lien Secured Parties agrees that UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of the Third Lien Agent shall be in form satisfactory to the First Lien Agent and the Second Lien Agent.

(b)  The Second Lien Agent agrees on behalf of itself and the other Second Lien Secured Parties that all mortgages, deeds of trust, deeds and similar instruments now or thereafter filed against real property in favor of or for the benefit of the Second Lien Agent shall be in form satisfactory to the First Lien Agent and shall provide that they are subject to the terms and conditions of this Agreement.  The Third Lien Agent agrees on behalf of itself and the other Third Lien Secured Parties that all mortgages, deeds of trust, deeds and similar instruments now or thereafter filed against real property in favor of or for the benefit of the Third Lien Agent shall be in form satisfactory to the First Lien Agent and the Second Lien Agent and shall provide that they are subject to the terms and conditions of this Agreement.

(c)  Each Agent hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or "control" (as defined in the Uniform Commercial Code) over any Collateral pursuant to any Document, such possession or control is also for the benefit of the other Agents and the other Secured Parties solely to the extent required to perfect their Liens on such Collateral.  Nothing in the preceding sentence shall be construed to impose any duty on any Agent (or any third party acting on its behalf) with respect to such Collateral or provide any other Agent or any other Secured Party with any rights with respect to such Collateral beyond those specified in this Agreement and the Documents, provided that (x) subsequent to the occurrence of the Discharge of the First Lien Obligations, the First Lien Agent shall (i) deliver to the Second Lien Agent, at the Company’s sole cost and expense, the Collateral in its possession or control together with any necessary endorsements to the extent required by the Second Lien Documents or (ii) direct and deliver such Collateral as a court of competent jurisdiction otherwise directs, and (y) subsequent to the occurrence of the Discharge of the Second Lien Obligations, the Second Lien Agent shall (i) deliver to the Third Lien Agent, at the Company’s sole cost and expense, the Collateral in its possession or control together with any necessary endorsements to the extent required by the Third Lien Documents or (ii) direct and deliver such Collateral as a court of competent jurisdiction otherwise directs.

3.4           No New Liens.  (a)  So long as the Discharge of the First Lien Obligations has not occurred, the parties hereto agree that (a) there shall be no Lien, and no Credit Party shall have any right to create any Lien, on any assets of any Credit Party securing any Junior Obligation if these same assets are not subject to, and do not become subject to, a Lien securing the First Lien Obligations and (b) if any Junior Secured Party shall acquire or hold any Lien on any assets of any Credit Party securing any Junior Obligation which assets are not also subject to the first-priority Lien of the First Lien Agent under the First Lien Documents, then the Junior Lien Agents, as applicable, upon demand by the First Lien Agent, will without the need for any further consent of any other Junior Secured Party, notwithstanding anything to the contrary in any other Junior Document either (i) release such Lien or (ii) assign it to the First Lien Agent as security for the First Lien Obligations (in which case the Second Lien Agent may retain a second priority lien on such assets subject to the terms hereof and the Third Lien Agent may retain a third priority lien on such assets subject to the terms hereof).  Notwithstanding the foregoing, the Third Lien Obligations shall be secured by only the Third Lien Mortgage.

(b)           So long as the Discharge of the Second Lien Obligations has not occurred and the Discharge of the First Lien Obligation has occurred, the parties hereto agree that (a) there shall be no Lien, and no Credit Party shall have any right to create any Lien, on any assets of any Credit Party securing any Third Lien Obligation if these same assets are not subject to, and do not become subject to, a Lien securing the Second Lien Obligations and (b) if any Third Lien Secured Party shall acquire or hold any Lien on any assets of any Credit Party securing any Third Lien Obligation which assets are not also subject to the second-priority Lien of the Second Lien Agent under the Second Lien Documents, then the Third Lien Agent, upon demand by the Second Lien Agent, will without the need for any further consent of any other Second Lien Secured Party, notwithstanding anything to the contrary in any other Second Lien Document either (i) release such Lien or (ii) assign it to the Second Lien Agent as security for the Second Lien Obligations (in which case the Third  Lien Agent may retain a junior lien on such assets subject to the terms hereof).

(c)           To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Secured Parties, the Agents on behalf of the Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 3.5 shall be subject to Section 4.1.

(d)           Notwithstanding anything to the contrary contained in this Agreement, unless the First Lien Agent (or if the Discharge of the First Lien Obligations shall have occurred, the Second Lien Agent) shall have otherwise consented in writing, the Third Lien Obligations shall be secured by only the Third Lien Mortgage.

3.5           Effect of Refinancing of Indebtedness on First Lien Documents and Second Lien Documents.  (a)  In the event that, substantially contemporaneously with the Discharge of the First Lien Obligations, the Company Refinances Indebtedness outstanding under the First Lien Documents and  provided that (i) such Refinancing is permitted hereby and (ii) the Company gives to the Second Lien Agent and the Third Lien Agent, at least five days prior to such Refinancing, written notice (the "First Lien Refinancing Notice") electing the application of the provisions of this Section 3.5 to such Refinancing Indebtedness, then (A) such Discharge of the First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, (B) such Refinancing Indebtedness and all other obligations under the note or loan documents evidencing such Indebtedness (the "New First Lien Obligations") shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (C) the purchase agreement and the other note or loan documents evidencing such Refinancing Indebtedness (the "New First Lien Note Documents") shall automatically be treated as the First Lien Purchase Agreement and the First Lien Documents and, in the case of New First Lien Documents that are security documents, as the First Lien Security Documents for all purposes of this Agreement and (D) the agent under the New First Lien Note Documents (the "New First Lien Agent") shall be deemed to be the First Lien Agent for all purposes of this Agreement. Upon receipt of a First Lien Refinancing Notice, which notice shall include the identity of the New First Lien Agent, the First Lien Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as Company or such New First Lien Agent may reasonably request in order to provide to the New First Lien Agent the rights and powers contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. The Company shall cause the agreement, document or instrument pursuant to which the New First Lien Agent is appointed to provide that the New First Lien Agent agrees to be bound by the terms of this Agreement. In furtherance of this Section 3.5, if the New First Lien Obligations are secured by assets of the Credit Parties that do not also secure the Second Lien Obligations, the applicable Credit Parties shall promptly grant a Second Priority Lien and on such assets to secure the Second Priority Obligations.

(b)           In the event that, substantially contemporaneously with the Discharge of the Second Lien Obligations, the Company Refinances Indebtedness outstanding under the Second Lien Documents and  provided that (i) such Refinancing is permitted hereby and by the First Lien Agent (if the Discharge of the First Lien Obligations shall not have occurred) and (ii) the Company gives to the Third Lien Agent, at least five days prior to such Refinancing, written notice (the "Second Lien Refinancing Notice") electing the application of the provisions of this Section 3.5 to such Refinancing Indebtedness, then (A) such Discharge of the Second Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, (B) such Refinancing Indebtedness and all other obligations under the note or loan documents evidencing such Indebtedness (the "New Second Lien Obligations") shall automatically be treated as Second Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (C) the purchase agreement and the other note and loan documents evidencing such Refinancing Indebtedness (the "New Second Lien Note Documents") shall automatically be treated as the Second Lien Purchase Agreement and the Second Lien Documents and, in the case of New Second Lien Documents that are security documents, as the Second Lien Security Documents for all purposes of this Agreement and (D) the agent under the New Second Lien Note Documents (the "New Second Lien Agent") shall be deemed to be the Second Lien Agent for all purposes of this Agreement. Upon receipt of a Second Lien Refinancing Notice, which notice shall include the identity of the New Second Lien Agent, the Second Lien Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Second Lien Agent may reasonably request in order to provide to the New Second Lien Agent the rights and powers contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. The Company shall cause the agreement, document or instrument pursuant to which the New Second Lien Agent is appointed to provide that the New Second Lien Agent agrees to be bound by the terms of this Agreement.

Section 4.  Enforcement Rights.

4.1           Exclusive Enforcement. (a)  Until Discharge of the First Lien Obligations has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Credit Party, the First Lien Secured Parties shall have the exclusive right to take and continue any Enforcement Action with respect to the Collateral, without any consultation with or consent of any Second Lien Secured Party or Third Lien Secured Party, but subject to the proviso set forth in Section 6.1(a).  Upon the occurrence and during the continuance of a Default or an Event of Default as defined in the First Lien Documents, the First Lien Agent and the other First Lien Secured Parties may take and continue any Enforcement Action with respect to the First Lien Obligations and the Collateral in such order and manner as they may determine in their sole discretion.

(b)           After the Discharge of the First Lien Obligations shall have occurred and before the Discharge of the Second Lien Obligations shall have occurred, whether or not an Insolvency Proceeding has been commenced by or against any Credit Party, the Second Lien Secured Parties shall have the exclusive right to take and continue any Enforcement Action with respect to the Collateral, without any consultation with or consent of any Third Lien Secured Party, but subject to the proviso set forth in Section 6.1(b).  If the Discharge of the First Lien Obligations shall have occurred, upon the occurrence and during the continuance of a Default or an Event of Default as defined in the Second Lien Documents, the Second Lien Agent and the other Second Lien Secured Parties may take and continue any Enforcement Action with respect to the Second Lien Obligations and the Collateral in such order and manner as they may determine in their sole discretion.

4.2           Standstill and Waivers.  (a)  The Second Lien Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that, until the Discharge of the First Lien Obligations has occurred:

(i)  the Second Lien Secured Parties will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Second Lien Obligation pari passu with or senior to, or to give any Second Lien Secured Party any preference or priority relative to, the Liens with respect to the First Lien Obligations or the First Lien Secured Parties with respect to any of the Collateral;

(ii)  the Second Lien Secured Parties will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of any Collateral by any First Lien Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) by or on behalf of any First Lien Secured Party;

(iii)  the Second Lien Secured Parties have no right to (a) direct either the First Lien Agent or any other First Lien Secured Party to exercise any right, remedy or power with respect to the Collateral or pursuant to the First Lien Security Documents or (b) consent or object to the exercise by the First Lien Agent or any other First Lien Secured Party of any right, remedy or power with respect to the Collateral or pursuant to the First Lien Security Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (iii), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);

(iv)  the Second Lien Secured Parties will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no First Lien Secured Party shall be liable for, any action taken or omitted to be taken by any First Lien Secured Party with respect to the Collateral or pursuant to the First Lien Documents;

(v)  the Second Lien Secured Parties will not make any judicial or nonjudicial claim or demand or commence any judicial or non-judicial proceedings against any Credit Party or any of its subsidiaries or affiliates under or with respect to any Second Lien Security Document seeking payment or damages from or other relief by way of specific performance, instructions or otherwise under or with respect to any Second Lien Security Document (other than filing a proof of claim) or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce, other than filing a proof of claim, any Second Lien Security Document;

(vi)  the Second Lien Secured Parties will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Collateral or pursuant to the Second Lien Security Documents; and

(vii)  the Second Lien Secured Parties will not seek, and hereby waive any right, to have the Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Collateral by the First Lien Secured Parties.

(b)  The Third Lien Agent, on behalf of itself and the other Third Lien Secured Parties, agrees that, until the Discharge of the Second Lien Obligations has occurred:

(i)  the Third Lien Secured Parties will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Third Lien Obligation pari passu with or senior to, or to give any Third Lien Secured Party any preference or priority relative to, the Liens with respect to the First Lien Obligations or the First Lien Secured Parties or the Second Lien Obligations or the Second Lien Secured Parties, in each case with respect to any of the Collateral;

(ii)  the Third Lien Secured Parties will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of any Collateral by any First Lien Secured Party or any Second Lien Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) by or on behalf of any First Lien Secured Party or any Second Lien Secured Party;

(iii)  the Third Lien Secured Parties have no right to (a) direct either the First Lien Agent or any other First Lien Secured Party or the Second Lien Agent or any other Second Lien Secured Party to exercise any right, remedy or power with respect to the Collateral or pursuant to the First Lien Security Documents or the Second Lien Documents, as applicable, or (b) consent or object to the exercise by the First Lien Agent or any other First Lien Secured Party or the Second Lien Agent or any other Second Lien Secured Party of any right, remedy or power with respect to the Collateral or pursuant to the First Lien Security Documents or the Second Lien Documents, as applicable, or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (iii), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);

(iv)  the Third Lien Secured Parties will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no First Lien Secured Party shall be liable for, any action taken or omitted to be taken by any First Lien Secured Party or with respect to the Collateral or pursuant to the First Lien Documents;

(v)  the Third Lien Secured Parties will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any Second Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no Second Lien Secured Party shall be liable for, any action taken or omitted to be taken by any Second Lien Secured Party or with respect to the Collateral or pursuant to the Second Lien Documents;

(vi)  the Third Lien Secured Parties will not make any judicial or nonjudicial claim or demand or commence any judicial or non-judicial proceedings against any Credit Party or any of its subsidiaries or affiliates under or with respect to any Third Lien Security Document seeking payment or damages from or other relief by way of specific performance, instructions or otherwise under or with respect to any Third Lien Security Document (other than filing a proof of claim) or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce, other than filing a proof of claim, any Third Lien Security Document;

(vii)  the Third Lien Secured Parties will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Collateral or pursuant to the Third Lien Security Documents; and

(vii)  the Third Lien Secured Parties will not seek, and hereby waive any right, to have the Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Collateral by the First Lien Secured Parties or the Second Lien Secured Parties.

4.3           Judgment Creditors.  (a)  In the event that any Second Lien Secured Party becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Lien Obligations) to the same extent as all other Liens securing the Second Lien Obligations are subject to the terms of this Agreement.

(b)  In the event that any Third Lien Secured Party becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Lien Obligations and the Second Priority Liens and the Second Lien Obligations) to the same extent as all other Liens securing the Third Lien Obligations are subject to the terms of this Agreement.

4.4           Cooperation.  (a)   The Second Lien Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that each Second Lien Secured Party shall take such actions as the First Lien Agent shall request in connection with the exercise by the First Lien Secured Parties of their rights set forth herein.

(b)  The Third Lien Agent, on behalf of itself and the other Third Lien Secured Parties, agrees that each Third Lien Secured Party shall (i) take such actions as the First Lien Agent shall request in connection with the exercise by the First Lien Secured Parties of their rights set forth herein, or (ii) if after Discharge of the First Lien Obligations shall have occurred and before Discharge of the Second Lien Obligations shall have occurred, take such actions as the Second Lien Agent shall request in connection with the exercise by the Second Lien Secured Parties of their rights set forth herein.

Section 5.  Application Of Proceeds Of Collateral; Dispositions And Releases Of Collateral; Inspection and Insurance.

5.1           Application of Proceeds; Turnover Provisions.  (a) All proceeds of Collateral (including without limitation any interest earned thereon) resulting from the sale, collection or other disposition of Collateral, whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows:

(i)           first to the First Lien Agent for application to the First Lien Obligations in accordance with the terms of the First Lien Documents, until the Discharge of the First Lien Obligations has occurred;

(ii)           second, to the Second Lien Agent for application in accordance with the Second Lien Documents, until the Discharge of the Second Lien Obligations has occurred;

(iii)           third, to the Third Lien Agent for application in accordance with the Third Lien Documents, until the Discharge of the Third Lien Obligations has occurred; and

(iv)           last, to whomsoever may lawfully be entitled to the same, or as a court of competent jurisdiction shall direct.

(b)           Until the occurrence of the Discharge of the First Lien Obligations, any Collateral, including without limitation any such Collateral constituting proceeds, that may be received by any Junior Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the First Lien Agent, for the benefit of the First Lien Secured Parties, in the same form as received, with any necessary endorsements, and each Junior Secured Party hereby authorizes the First Lien Agent to make any such endorsements as agent for the Second Lien Agent or the Third Lien Agent (which authorization, being coupled with an interest, is irrevocable).

(c)           After Discharge of the First Lien Obligations has occurred and until Discharge of the Second Lien Obligations has occurred, any Collateral, including without limitation any such Collateral constituting proceeds, that may be received by any Third Lien Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the Second Lien Agent, for the benefit of the Second Lien Secured Parties, in the same form as received, with any necessary endorsements, and each Third Lien Secured Party hereby authorizes the Second Lien Agent to make any such endorsements as agent for the Third Lien Agent (which authorization, being coupled with an interest, is irrevocable).

5.2           Automatic Release of Second Priority Liens and Third Priority Liens.  (a) If, in connection with (i) any Disposition of any Collateral permitted under the terms of the First Lien  Documents (including following any waiver granted to permit such Disposition) or (ii) the enforcement or exercise of any rights or remedies with respect to the Collateral, including any Disposition of Collateral, the First Lien Agent, for itself and on behalf of the other First Lien Secured Parties, (x) releases any of the First Priority Liens, or (y) releases any guarantor of the First Lien Obligations from its First Lien Guarantee (in each case, a "First Lien Release"), other than any such First Lien Release granted in connection with the Discharge of the First Lien Obligations, then the Second Priority Liens and Third Priority Liens on such Collateral, and the obligations of such guarantor under its guarantee of the Second Lien Obligations and the obligations of such guarantor under its guarantee (if any) of the Third Lien Obligations, shall be automatically, unconditionally and simultaneously released, and each of the Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties, and the Third Lien Agent, for itself and on behalf of the other Third Lien Secured Parties, shall promptly execute and deliver to the First Lien Agent and the relevant Credit Party, as the case may be, such termination statements, releases and other documents as the First Lien Agent or the relevant Credit Party, as the case may be, may reasonably request to effectively confirm such First Lien Release.

(b)           After the Discharge of the First Lien Obligations has occurred, if, in connection with (i) any Disposition of any Collateral permitted under the terms of the Second Lien Documents (including following any waiver granted to permit such Disposition) or (ii) the enforcement or exercise of any rights or remedies with respect to the Collateral, including any Disposition of Collateral, the Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties, (x) releases any of the Second Priority Liens, or (y) releases any guarantor from its obligations under its guarantee of the Second Lien Obligations (in each case, a "Second Lien Release"), other than any such Second Lien Release granted in connection with the Discharge of the Second Lien Obligations, then, the Third Priority Liens on such Collateral, and the obligations of such guarantor under its guarantee (if any) of the Third Lien Obligations, shall be automatically, unconditionally and simultaneously released, and the Third Lien Agent, for itself and on behalf of the other Third Lien Secured Parties, shall promptly execute and deliver to the Second Lien Agent or the relevant Credit Party such termination statements, releases and other documents as the Second Lien Agent or the relevant Credit Party may reasonably request to effectively confirm such Second Lien Release.

(c)           Until the Discharge of the First Lien Obligations occurs, each of the Second Lien Secured Parties and the Third Lien Secured Parties hereby appoints the First Lien Agent, and any officer or agent of the First Lien Agent, with full power of substitution, as the attorney-in-fact of each of the Junior Secured Parties, respectively, for the purpose of carrying out the provisions of this Section 5.2 and taking any action and executing any instrument that the First Lien Agent may deem necessary or advisable to accomplish the purposes of this Section 5.2 (including any endorsements or other instruments of transfer or release), which appointment is irrevocable and coupled with an interest.

(d)           After the Discharge of the First Lien Obligations has occurred and until the Discharge of the Second Lien Obligations occurs, each of the Third Lien Secured Parties hereby appoints the Second Lien Agent, and any officer or agent of the Second Lien Agent, with full power of substitution, as the attorney-in-fact of each Third Lien Secured Party for the purpose of carrying out the provisions of this Section 5.2 and taking any action and executing any instrument that the Second Lien Agent may deem necessary or advisable to accomplish the purposes of this Section 5.2 (including any endorsements or other instruments of transfer or release), which appointment is irrevocable and coupled with an interest.

5.3           Inspection Rights and Insurance.  (a)  Until Discharge of the First Lien Obligations has occurred, any First Lien Secured Party and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Collateral, and the First Lien Agent may advertise and conduct public auctions or private sales of the Collateral, in each case without notice to, the involvement of or interference by any Second Lien Secured Party or Third Lien Secured Party or liability to any Second Lien Secured Party or Third Lien Secured Party.

(b)  Until the Discharge of the First Lien Obligations has occurred, the First Lien Agent will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Credit Party (except that the Second Lien Agent and the Third Lien Agent shall have the right to be named as additional insured and loss payee so long as its second lien status or third lien status, as applicable, is identified in a manner satisfactory to the First Lien Agent), (ii) to adjust or settle any insurance policy or claim covering the Collateral in the event of any loss thereunder and (iii) to approve any award granted in any condemnation or similar proceeding affecting the Collateral.

(c)  After Discharge of the First Lien Obligations shall have occurred and until Discharge of the Second Lien Obligations has occurred, any Second Lien Secured Party and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Collateral, and the Second Lien Agent may advertise and conduct public auctions or private sales of the Collateral, in each case without notice to, the involvement of or interference by any Third Lien Secured Party or liability to any Third Lien Secured Party.

(d)           After Discharge of the First Lien Obligations shall have occurred and until Discharge of the Second Lien Obligations has occurred, the Second Lien Agent will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Credit Party (except that the Third Lien Agent shall have the right to be named as additional insured and loss payee so long as its then junior lien status is identified in a manner satisfactory to the Second Lien Agent), (ii) to adjust or settle any insurance policy or claim covering the Collateral in the event of any loss thereunder and (iii) to approve any award granted in any condemnation or similar proceeding affecting the Collateral.

Section 6.  Insolvency Proceedings.

6.1           Filing of Motions.  (a)  Until the Discharge of the First Lien Obligations has occurred, the Second Lien Agent agrees on behalf of itself and the other Second Lien Secured Parties that no Second Lien Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the First Lien Agent (including the validity and enforceability thereof) or any other First Lien Secured Party or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Second Lien Agent may file a proof of claim in an Insolvency Proceeding, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Second Lien Agent imposed hereby.

(b)           Until the Discharge of the First Lien Obligations and Discharge of the Second Lien Obligations have occurred, the Third Lien Agent agrees on behalf of itself and the other Third Lien Secured Parties that no Third Lien Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the First Lien Agent or the Second Lien Agent (including the validity and enforceability thereof) or any other First Lien Secured Party or Second Lien Secured Party or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Third Lien Agent may file a proof of claim in an Insolvency Proceeding, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Third Lien Agent imposed hereby.

6.2           Financing Matters.  (a)  If (x) any Credit Party becomes subject to any Insolvency Proceeding, (y) the Discharge of the First Lien Obligations shall not have occurred and (z) the First Lien Agent or the other First Lien Secured Parties desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code or to provide financing to any Credit Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Credit Party by any third party (any such financing, "DIP Financing"), then the Second Lien Agent agrees, on behalf of itself and the other Second Lien Secured Parties, and the Third Lien Agent agrees, on behalf of itself and the other Third Lien Secured Parties, that each Second Lien Secured Party and each Third Lien Secured Party (a) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such DIP Financing, (b) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in Section 6.4 below and (c) will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens and the Third Priority Liens (i) to such DIP Financing on the same terms as the First Priority Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the First Lien Secured Parties and (iii) to any "carve-out" agreed to by the First Lien Agent or the other First Lien Secured Parties, and (d) agrees that notice received two calendar days prior to the entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice.

(b)           If (x) the Discharge of the First Lien Obligations shall have occurred and Discharge of the Second Lien Obligations shall not have occurred, (y) any Credit Party becomes subject to any Insolvency Proceeding, and (z) the Second Lien Agent or the other Second Lien Secured Parties desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code or to provide DIP Financing to any Credit Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Credit Party by any third party, then the Third Lien Agent agrees, on behalf of itself and the other Third Lien Secured Parties, that each Third Lien Secured Party  (a) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such DIP Financing, (b) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in Section 6.4 below and (c) will subordinate (and will be deemed hereunder to have subordinated) the Third Priority Liens (i) to such DIP Financing on the same terms as the Second Priority Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the Second Lien Secured Parties and (iii) to any "carve-out" agreed to by the Second Lien Agent or the other Second Lien Secured Parties, and (d) agrees that notice received two calendar days prior to the entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice.

6.3           Relief From the Automatic Stay.  (a)  Until Discharge of the First Lien Obligations shall have occurred, the Second Lien Agent and the Third Lien Agent agree, on behalf of themselves and the other Second Lien Secured Parties and Third Lien Secured Parties, as applicable, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Collateral, without the prior written consent of the First Lien Agent.

(b)           After Discharge of the First Lien Obligations has occurred and until Discharge of the Second Lien Obligations shall have occurred, the Third Lien Agent agrees, on behalf of itself and the other Third Lien Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Collateral, without the prior written consent of the Second Lien Agent.

6.4           Adequate Protection.  (a)  Until the Discharge of the First Lien Obligations shall have occurred, the Junior Lien Agents, on behalf of themselves and the other Junior Secured Parties, as applicable, agree that none of the Second Lien Junior Secured Parties, as applicable shall object, contest, or support any other Person objecting to or contesting, (i) any request by the First Lien Agent or the other First Lien Secured Parties for adequate protection or any adequate protection provided to the First Lien Agent or the other First Lien Secured Parties or (ii) any objection by the First Lien Agent or any other First Lien Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (iii) the payment of interest, fees, expenses or other amounts to the First Lien Agent or any other First Lien Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise.  Notwithstanding anything contained in this Section and in Section 6.2 (but subject to all other provisions of this Agreement, including, without limitation, Sections 6.2 and 6.3), in any Insolvency Proceeding, (i) if the First Lien Secured Parties (or any subset thereof) are granted adequate protection consisting of additional collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any DIP Financing or use of cash collateral, and the First Lien Secured Parties do not object to the adequate protection being provided to them, then in connection with any such DIP Financing or use of cash collateral the Junior Lien Agents, on behalf of themselves and the Junior Secured Parties, as applicable, may seek or accept adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the First Lien Obligations and such DIP Financing on the same basis as the other Liens securing the Second Lien Obligations and the Third Lien Obligations are so subordinated to the First Lien Obligations under this Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the First Lien Secured Parties, provided, however, that the Junior Lien Agents shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of themselves and the Junior Secured Parties, as applicable, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims and (ii) in the event any of the Junior Lien Agents, on behalf of themselves and the Junior Secured Parties, as applicable, seeks or accepts adequate protection in accordance with clause (i) above and such adequate protection is granted in the form of additional collateral, then each of the Junior Lien Agents, on behalf of itself or any of the Junior Secured Parties, as applicable, agrees that the First Lien Agent shall also be granted a senior Lien on such additional collateral as security for the First Lien Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Junior Obligations shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the First Lien Secured Parties as adequate protection, with such subordination to be on the same terms that the other Liens securing the Junior Obligations are subordinated to such First Lien Obligations under this Agreement.  The Junior Lien Agents, on behalf of themselves and the other Junior Secured Parties, as applicable, agree that except as expressly set forth in this Section none of them shall seek or accept adequate protection without the prior written consent of the First Lien Agent.

(b)           After the Discharge of the First Lien Obligations shall have occurred and until the Discharge of the Second Lien Obligations shall have occurred, the Third Lien Agent, on behalf of itself and the other Third Lien Secured Parties, agrees that none of the Third Lien Secured Parties shall object, contest, or support any other Person objecting to or contesting, (a) any request by the Second Lien Agent or the other Second Lien Secured Parties for adequate protection or any adequate protection provided to the Second Lien Agent or the other Second Lien Secured Parties or (b) any objection by the Second Lien Agent or any other Second Lien Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts to the Second Lien Agent or any other Second Lien Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise.  Notwithstanding anything contained in this Section and in Section 6.2 (but subject to all other provisions of this Agreement, including, without limitation, Sections 6.2 and 6.3), in any Insolvency Proceeding, (i) if the Second Lien Secured Parties (or any subset thereof) are granted adequate protection consisting of additional collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any DIP Financing or use of cash collateral, and the Second Lien Secured Parties do not object to the adequate protection being provided to them, then in connection with any such DIP Financing or use of cash collateral the Third Lien Agent, on behalf of itself and any of the Third Lien Secured Parties, may seek or accept adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the Second Lien Obligations and such DIP Financing on the same basis as the other Liens securing the Third Lien Obligations are so subordinated to the Second Lien Obligations under this Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the Second Lien Secured Parties, provided, however, that the Third Lien Agent shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Third Lien Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims and (ii) in the event the Third Lien Agent, on behalf of itself and the Third Lien Secured Parties, seeks or accepts adequate protection in accordance with clause (i) above and such adequate protection is granted in the form of additional collateral, then the Third Lien Agent, on behalf of itself or any of the Third Lien Secured Parties, agrees that the Second Lien Agent shall also be granted a senior Lien on such additional collateral as security for the Second Lien Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Third Lien Obligations shall be subordinated to the Liens on such collateral securing the Second Lien Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the Second Lien Secured Parties as adequate protection, with such subordination to be on the same terms that the other Liens securing the Third Lien Obligations are subordinated to such Second Lien Obligations under this Agreement.  The Third Lien Agent, on behalf of itself and the other Third Lien Secured Parties, agrees that except as expressly set forth in this Section none of them shall seek or accept adequate protection without the prior written consent of the Second Lien Agent.

6.5           Reinstatement.  If, in any Insolvency Proceeding or otherwise, all or part of any payment with respect to the First Lien Obligations or the Second Lien Obligations previously made shall be rescinded for any reason whatsoever, then the First Lien Obligations or the Second Lien Obligations, as applicable, shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, this Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the First Lien Secured Parties, the Second Lien Secured Parties and the Third Lien Secured Parties provided for herein.

6.6           Asset Dispositions in an Insolvency Proceeding.  (a) Neither the Second Lien Agent nor the any other Second Lien Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any assets of any Credit Party that is supported by the First Lien Secured Parties, and the Second Lien Agent and each other Second Lien Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by the First Lien Secured Parties and to have released their Liens on such assets.

(b)           Neither the Third Lien Agent nor the any other Third Lien Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any assets of any Credit Party that is supported by the First Lien Secured Parties or the Second Lien Secured Parties, and the Third Lien Agent and each other Third Lien Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) (i) if the Discharge of the First Lien Obligations shall not have occurred, to any sale supported by the First Lien Secured Parties and to have agreed to release their Liens on such assets, and (ii) if the Discharge of the First Lien Obligations shall have occurred and the Discharge of the Second Lien Obligations shall not have occurred, to any sale supported by the Second Lien Secured Parties and to have agreed to release their Liens on such assets.

6.7           Separate Grants of Security and Separate Classification.  (a) Each Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the First Lien Security Documents, the Second Lien Security Documents  and the Third Lien Security Documents constitute three separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the First Lien Obligations, the Second Lien Obligations and the Third Lien Obligations are fundamentally different and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding.

(b)           If it is held that the claims of the First Lien Secured Parties and Junior Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Junior Lien Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Credit Parties in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Junior Secured Parties), the First Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the claims held by the Junior Secured Parties.  The Junior Secured Parties hereby acknowledge and agree to turn over to the First Lien Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of the preceding sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Secured Parties.

(c)           If it is held that the claims of the Second Lien Secured Parties and Third Lien Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Third Lien Secured Parties hereby acknowledge and agree that all distributions shall be made as if  the Second Lien Obligations and Third Lien Obligations were separate classes of secured claims against the Credit Parties in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Third Lien Secured Parties), the Second Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the claims held by the Third Lien Secured Parties.  The Third Lien Secured Parties hereby acknowledge and agree to turn over to the Second Lien Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of the preceding sentence, even if such turnover has the effect of reducing the claim or recovery of the Third Lien Secured Parties.

6.8           No Waivers of Rights of First Lien Secured Parties or Second Lien Secured Parties.  (a)  Nothing contained herein shall prohibit or in any way limit the First Lien Agent or any other First Lien Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Junior Secured Party, including the seeking by any Junior Secured Party of adequate protection (except as provided in Section 6.4) or the asserting by any Junior Secured Party of any of its rights and remedies under the Second Lien Documents or otherwise.

(b)           Nothing contained herein shall prohibit or in any way limit the Second Lien Agent or any other Second Lien Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Third Lien Secured Party, including the seeking by any Third Lien Secured Party of adequate protection (except as provided in Section 6.4) or the asserting by any Third Lien Secured Party of any of its rights and remedies under the Third Lien Documents or otherwise.

6.9           Plans of Reorganization.  (a)  No Junior Secured Party shall support or vote in favor of any plan of reorganization (and each shall be deemed to have voted to reject any plan of reorganization) unless such plan (i) pays off, in cash in full, all First Lien Obligations or (ii) is accepted by the class of holders of First Lien Obligations voting thereon and is supported by the First Lien Agent.

(b)           No Third Lien Secured Party shall support or vote in favor of any plan of reorganization (and each shall be deemed to have voted to reject any plan of reorganization) unless such plan (i) pays off, in cash in full, all Second Lien Obligations or (ii) is accepted by the class of holders of Second Lien Obligations voting thereon and is supported by the Second Lien Agent.

6.10           Other Matters.  (a)  To the extent that any Junior Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Collateral, the Junior Agents agree, on behalf of themselves and the other Junior Secured Parties, as applicable, not to assert any of such rights without the prior written consent of the First Lien Agent; provided that if requested by the First Lien Agent, the Junior Agents shall timely exercise such rights in the manner requested by the First Lien Agent, including any rights to payments in respect of such rights.

(b)           To the extent that any Third Lien Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Collateral after the Discharge of the First Lien Obligations has occurred but before the Discharge of the Second Lien Obligations has occurred, the Third Lien Agent agrees, on behalf of itself and the other Third Lien Secured Parties, not to assert any of such rights without the prior written consent of the Second Lien Agent; provided that if requested by the Second Lien Agent, the Third Lien Agent shall timely exercise such rights in the manner requested by the Second Lien Agent, including any rights to payments in respect of such rights.

6.11           Effectiveness in Insolvency Proceedings.  This Agreement, which the parties hereto expressly acknowledge is a "subordination agreement" under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding.

6.12           Reorganization Securities.  If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of First Lien Obligations, Second Lien Obligations and/or Third Lien Obligations, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to such debt obligations and the Liens securing such debt obligations.

Section 7.  First Lien Documents.

(a)  Each Credit Party and each Junior Lien Agent, on behalf of itself and the Junior Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Second Lien Documents or Third Lien Documents inconsistent with or in violation of this Agreement or any First Lien Document.

 (b)  In the event the First Lien Agent enters into any amendment, waiver or consent in respect of any of the First Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Security Document or changing in any manner the rights of any parties thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Lien Security Document or Comparable Third Lien Security Document without the consent of or action by any Junior Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that (other than with respect to amendments, modifications or waivers that secure additional extensions of credit and add additional secured creditors and do not violate the express provisions of the Second Lien Purchase Agreement), (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Second Lien Security Document or Third Lien Security Document, except to the extent that a release of such Lien is permitted by Section 5.2, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Junior Secured Parties and does not affect the First Lien Secured Parties in a like or similar manner shall not apply to the Second Lien Security Documents or the Third Lien Security Documents without the consent of the Junior Agents and (iii) notice of such amendment, waiver or consent shall be given to the Junior Agents no later than 30 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

Section 8. Reliance; Waivers; etc.

8.1           Reliance.  The Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement.  Each Junior Lien Agent, on behalf of it itself and the Junior Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the First Lien Secured Parties. The First Lien Agent expressly waives all notices of the acceptance of and reliance by each Junior Lien Agent and the Junior Secured Parties.

8.2           No Warranties or Liability.  The Junior Lien Agents and the First Lien Agent acknowledge and agree that none of them has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other First Lien Document, Second Lien Document or Third Lien Document.  Except as otherwise provided in this Agreement, the Second Lien Agent and the First Lien Agent will be entitled to manage and supervise their respective extensions of credit to any Credit Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

8.3           No Waivers.  No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Credit Party with the terms and conditions of any of the Documents.

Section 9.  Obligations Unconditional.  The Lien priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the First Lien Agent and the other First Lien Secured Parties, the Second Lien Agent and the other Second Lien Secured Parties, and the Third Lien Agent and the other Third Lien Secured Parties shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any Document;

(b)           any change in the time, place or manner of payment of, or in any other term of (including, to the extent permitted hereby, the Refinancing of), all or any portion of the First Lien Obligations, the Second Lien Obligations and the Third Lien Obligations;

(c)           any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Lien Obligations, Second Lien Obligations or Third Lien Obligations;

(d)           any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Document;

(e)           the securing of any First Lien Obligations, Second Lien Obligations or Third Lien Obligations with any additional collateral or guarantees, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral or any release of any guarantee securing any First Lien Obligations Second Lien Obligations or Third Lien Obligations; or

(f)           any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Parent, the Company or any guarantor in respect of the First Lien Obligations, the Second Lien Obligations or this Agreement, or any of the Second Lien Secured Parties or Third Lien Secured Parties in respect of this Agreement.

Section 10.  Miscellaneous.

10.1           Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of any Document, the provisions of this Agreement shall govern.

10.2           Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the Discharge of the First Lien Obligations and the Discharge of the Second Lien Obligations shall have occurred. This is a continuing agreement and the First Lien Secured Parties and the Junior Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, the Company or any other Credit Party in reliance upon this Agreement.

10.3           Amendments; Waivers.  (a)  No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the Agents.

(b)  It is understood that the First Lien Agent and the Second Lien Agent, without the consent of any other First Lien Secured Party or Second Lien Secured Party, may in their discretion determine that a supplemental agreement (which make take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional indebtedness or other obligations ("Additional Debt") of any of the Credit Parties become First Lien Obligations or Second Lien Obligations, as the case may be, under this Agreement, which supplemental agreement shall specify whether such Additional Debt constitutes First Lien Obligations or Second Lien Obligations, provided, that such Additional Debt is permitted to be incurred by the First Lien Purchase Agreement and Second Lien Purchase Agreement then extant, and is permitted by said Agreements to be subject to the provisions of this Agreement as First Lien Obligations or Second Lien Obligations, as applicable.

10.4           Information Concerning Financial Condition of the Company and the other Credit Parties.  Each of the Junior Secured Parties and the First Lien Agent hereby assumes responsibility for keeping itself informed of the financial condition of the Company and each of the other Credit Parties and all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Junior Obligations. The Junior Secured Parties and the First Lien Agent hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Junior Lien Agents, any Junior Secured Party or the First Lien Agent, in their sole discretion, undertake at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.  The Secured Parties shall be entitled to manage and supervise their extensions of credit under the Documents in accordance with applicable law and as they may otherwise, in their sole discretion, deem appropriate.

10.5           Governing Law.  This Agreement shall be construed in accordance with and governed by the law of the State of Ohio, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of Ohio are governed by the laws of such jurisdiction.

10.6           Submission to Jurisdiction.  (a)  Each Secured Party and each Credit Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of Ohio sitting in Hamilton County, and of the United States District Court for the Southern District of Ohio, Western Division, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Ohio State court or, to the extent permitted by law, in such Federal court.  Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the any Secured Party may otherwise have to bring any action or proceeding against any Credit Party or its properties in the courts of any jurisdiction.

(b)  Each Secured Party and each Credit Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.

(c)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.7.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(c)   Nothing contained in this Section 10.6 shall amend or modify any term or provision in the Royalty Agreement.

10.7           Notices.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five days after deposit in the United States mail (certified, with postage prepaid and properly addressed).  For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

10.8           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral.

10.9           Headings.  Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

10.10           Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

10.12           Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

10.13           WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.14           Additional Credit Parties.  The Company shall promptly cause each Person that becomes an Obligor (as defined in the First Lien Purchase Agreement or the Second Lien Purchase Agreement) after the date hereof to execute and deliver to the First Lien Agent a joinder agreement that is satisfactory in form and substance to the First Lien Agent and thereby become a Credit Party under this Agreement.

10.5           Subrogation.  With respect to the value of any payments or distributions in cash, property or other assets that any Junior Secured Party may pay over to the First Lien Agent or the other First Lien Secured Parties under the terms of this Agreement, such Junior Secured Party shall be subrogated to the rights of the First Lien Agent and the other First Lien Secured Parties; provided that, the Junior Lien Agents, on behalf of themselves and the other Junior Secured Parties, hereby agree not to assert or enforce all such rights of subrogation they may acquire as a result of any payment hereunder until the Discharge of the First Lien Obligations has occurred.  The Company and each other Credit Party acknowledges and agrees that any payments or distributions in cash, property or other assets received by any Junior Lien Agent or any other Junior Secured Party that are paid over to the First Lien Agent or the other First Lien Secured Parties pursuant to this Agreement shall not reduce any of the Junior Obligations.

10.6.  No Third Party Beneficiaries.  This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Secured Parties.  No other Person shall have or be entitled to assert rights or benefits hereunder.  Nothing in this Agreement shall impair, as between the Credit Parties and the Secured Parties, the obligations of the Credit Parties to pay principal, interest, fees and other amounts as provided in the Documents.

10.7           Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties and the Junior Secured Parties.  None of the Credit Parties or any other creditor thereof shall have any rights hereunder and none of the Credit Parties may rely on the terms hereof.  Nothing in this Agreement is intended to or shall impair the obligations of the Credit Parties, which are absolute and unconditional, to pay the First Lien Obligations, the Second Lien Obligations and the Third Lien Obligations as and when the same shall become due and payable in accordance with their terms.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

THIRD EYE CAPITAL CORPORATION, as First Lien Agent for and on behalf of the First Lien Secured Parties

By:	/s/ Arif N. Bhalwani
Name:	Arif N. Bhalwani
Title:	Managing Director
Address for Notices:

Third Eye Capital Corporation
Brookfield Place, TD Canada Trust Tower
161 Bay Street, Suite 3930
Toronto, ON M5J 2S1

Attention:	Mr. Algis Vaitonis, Head of Portfolio Operations

Facsimile:	(416) 981 - 3393

Telephone:	416-601-2270

Email:	algis@thirdeyecapital.com

Signature Page – Intercreditor and Subordination Agreement

THIRD EYE CAPITAL CORPORATION, as Second Lien Agent for and on behalf of the Second Lien Secured Parties

By:	/s/ Arif N. Bhalwani
Name:	Arif N. Bhalwani
Title:	Managing Director

Address for Notices:

Third Eye Capital Corporation
Brookfield Place, TD Canada Trust Tower
161 Bay Street, Suite 3930
Toronto, ON M5J 2S1

Attention:	Mr. Algis Vaitonis, Head of Portfolio Operations

Facsmile:	Facsimile: (416) 981 - 3393

Telephone:	416-601-2270

Email:	algis@thirdeyecapital.com

Signature Page – Intercreditor and Subordination Agreement

THIRD EYE CAPITAL CORPORATION, as Third Lien Agent for and on behalf of the Third Lien Secured Parties

By:	/s/ Arif N. Bhalwani
Name:	Arif N. Bhalwani
Title:	Managing Director

Address for Notices:

Third Eye Capital Corporation
Brookfield Place, TD Canada Trust Tower
161 Bay Street, Suite 3930
Toronto, ON M5J 2S1

Attention:	Mr. Algis Vaitonis, Head of Portfolio Operations

Facsmile:	Facsimile: (416) 981 – 3393

Telephone:	416-601-2270

Email:	algis@thirdeyecapital.com

Signature Page – Intercreditor and Subordination Agreement

LIMA ENERGY COMPANY

By:	/s/ H. H. Graves
Name:	H. H. Graves
Title:	Chairman

Address for Notices:

Lima Energy Company
312 Walnut Street, Suite 1600
Cincinnati, OH 45202
Attention:	Mr. Harry H. Graves, Chairman

Facsimile:	(___) ___ - ____

Telephone:	513-762-7870

Email:	hhgraves@usasfc.com

Signature Page – Intercreditor and Subordination Agreement

USA SYNTHETIC FUEL CORPORATION

By:	/s/ H. H. Graves
Name:	H. H. Graves
Title:	Chairman

Address for Notices:

USA Synthetic Fuel Corporation
312 Walnut Street, Suite 1600
Cincinnati, OH 45202
Attention:	Mr. Harry H. Graves, Chairman

Facsimile:	(___) ___ - ____

Telephone:	513-762-7870

Email:	hhgraves@usasfc.com

Signature Page – Intercreditor and Subordination Agreement

CLEANTECH ENERGY COMPANY

By:	/s/ H. H. Graves
Name:	H. H. Graves
Title:	Chairman

Address for Notices:

Cleantech Energy Company
312 Walnut Street, Suite 1600
Cincinnati, OH 45202

Attention:	Mr. Harry H. Graves, Chairman

Facsimile:	(___) ___ - ____

Telephone:	513-762-7870

Email:	hhgraves@usasfc.com

Signature Page – Intercreditor and Subordination Agreement

CLEANTECH CORPORATION

By:	/s/ H. H. Graves
Name:	H. H. Graves
Title:	Chairman

Address for Notices:

Cleantech Energy Company
312 Walnut Street, Suite 1600
Cincinnati, OH 45202

Attention:	Mr. Harry H. Graves, Chairman

Facsimile:	(___) ___ - ____

Telephone:	513-762-7870

Email:	hhgraves@usasfc.com

Signature Page – Intercreditor and Subordination Agreement

GLOBAL ENERGY, INC.

By:	/s/ H. H. Graves
Name:	H. H. Graves
Title:	President

Address for Notices:

Global Energy, Inc.
312 Walnut Street, Suite 1600
Cincinnati, OH 45202

Attention:	Mr. Harry H. Graves, Chairman

Facsimile:	(___) ___ - ____

Telephone:	513-762-7870

Email:	hhgraves@usasfc.com

Signature Page – Intercreditor and Subordination Agreement

/s/ H. H. Graves
Harry H. Graves

Address for Notices:

Mr. Harry H. Graves
c/o USA Synthetic Fuel Corporation
312 Walnut Street, Suite 1600
Cincinnati, OH 45202

Facsimile:	(__) ___ - ____

Telephone:	513-762-7870

Email:	hhgraves@usasfc.com

Signature Page – Intercreditor and Subordination Agreement